Exhibit 32
                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Process Technology Corporation (the "Company") on Form 10-QSB for the period ending February 28, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), We, William A. Silvey, President and director and W. Scott Thompson, Secretary of our Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: 4/14/2005                         /s/William A. Silvey, Jr.
      --------------                     ---------------------------
                                         William A. Silvey, Jr.
                                         President and Director


Dated: 4/14/2005                         /s/W. Scott Thompson
      --------------                     ---------------------------
                                         W. Scott Thompson
                                         Secretary and Director